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                                                                   EXHIBIT 10.85

                             SUBSCRIPTION AGREEMENT



                  This Subscription Agreement (the "Agreement") dated September 24, 1996 is entered into and by and between Somatix Therapy Corporation, a Delaware corporation ("Somatix"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands ("Fletcher").

                  Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S ("Regulations S") under the United States Securities Act of 1933, as amended (the "Securities Act").

                  The parties hereto agree as follows:

                  1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

               a. Put Options. Fletcher agrees to grant to Somatix on the Closing Date specified in Section 2 hereof two put options each having the terms set forth in Annex A hereto (each a "Put Option").

               b. Warrant. Somatix agrees to sell to Fletcher, and Fletcher agrees to purchase from Somatix, on the Closing Date specified in
          Section 2 hereof, a warrant having the terms set forth in Annex B hereto (the "Warrant") to purchase an aggregate of up to 650,000 shares of Somatix's Common Stock, par value $0.001 per share (the "Common Stock"), which, in accordance with the terms and conditions of this Agreement, will be freely tradable. The shares of Common Stock issuable pursuant to the Warrant are referred to herein as the "Warrant Shares."

               c. Series B-1 Preferred Shares. Somatix agrees to sell to Fletcher, and Fletcher agrees to purchase from Somatix, on the Closing Date specified in Section 2 hereof, 33,333 shares of Series B-1 Preferred Stock, stated value $150.00 per share, having the terms and conditions set forth in Annex C hereto (the "Series B-1 Preferred Shares") at a price per share equal to such stated value per share (the "Shares B-1 Purchase Price").

                  2. Closing. The delivery of the Put Options referred to in
Section 1(a) and the Warrant referred to in Section 1(b) and the Series B-1 Preferred Shares referred to in Section 1(c) (the "Closing") shall take place at 12:00 noon (New York time) on September 25, 1996, or at such other date and time as Fletcher and Somatix may agree in writing (such date and time being referred to herein as the "Closing Date").
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                  At the Closing, the following deliveries shall be made:

               a. Warrant. Somatix shall deliver the certificate representing the Warrant to Fletcher. Such certificate shall be substantially in the form attached hereto as Annex B hereto.

               b. Series B-1 Preferred Shares. Somatix shall deliver the certificates representing the Series B-1 Preferred Shares, duly registered on the books of Somatix in the name of Fletcher, against payment by Fletcher of the Series B-1 Purchase Price in immediately available funds to the following account: Wells Fargo Bank, Account No. 4103-126348, ABA No. 121000248.

               c. Officers' Certificate. The officers' certificate required by Sections 8(a) and 9(a) shall be delivered to Fletcher and Somatix, respectively.

               d. Legal Opinions. The legal opinions required by Sections 8(b) and 9(b) shall be delivered to Fletcher and Somatix, respectively.

                  The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

                  As used herein, the term "Preferred Shares" includes (i) the Series B-1 Preferred Shares and (ii) the shares of Series B-2 Preferred Stock and Series B-3 Preferred Stock of Somatix issuable to Fletcher pursuant to the Put Options.

                  3. Representations and Warranties of Somatix. Somatix hereby represents and warrants to Fletcher on the date hereof, on the Closing Date, on the date any Preferred Share is converted (each a "Preferred Share Conversion Date"), on each Put Option Exercise Date (as defined in Annex A hereto) and on each Warrant Exercise Date (as defined in Annex B hereto) as follows:

                    a. Somatix has been duly incorporated and is validly
               existing in good standing under the laws of Delaware.

                    b. This Agreement has been duly authorized, executed and
               delivered by Somatix and, when duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against Somatix in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creators' rights generally and to general principles of equity.

                    c. Somatix has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

                                       2.
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                           d. No consent, approval, authorization or order of
         any court, governmental agency or other body is required for execution by Somatix of this Agreement or the performance by Somatix of any of its obligations hereunder.

                           e. Neither the execution by Somatix of this Agreement nor the performance by Somatix of any of its obligations hereunder will:

                                    (1) violate, conflict with, result in a
                  breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Certificate of Incorporation, by-laws or any other constitutive document of Somatix or any of its affiliates, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which Somatix is aware (after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over Somatix or any of its affiliates or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any material agreement, stock option or similar plan, indenture, lease, mortgage, deed of trust or other instrument to which Somatix or any of its affiliates is a party, by which Somatix or any of its affiliates is bound, or to which any of the properties or assets of Somatix or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Somatix or any of its affiliates is a party; or

                                    (2) result in the creation or imposition of
                  any lien, charge or encumbrance upon (A) any Preferred Share, the Warrant or any Common Stock or (B) any of the properties or assets of Somatix or any of its affiliates.

                           f. When issued to Fletcher against payment therefor in accordance with the terms of this Agreement, any Preferred Share or the Warrant, each share of Common Stock:

                                    (1) will have been duly and validly
                  authorized, duly and validly issued, fully paid and non-assessable;

                                    (2) will be free and clear of any security
                  interests, liens, claims or other encumbrances; and

                                    (3) will not have been issued or sold in
                  violation of any preemptive or other similar rights of the holders of any securities of Somatix.

                           g. When any share of Common Stock is issued to Fletcher pursuant to the terms of this Agreement, any Preferred Share or the Warrant, the Common Stock will be quoted on the Nasdaq National Market ("NASDAQ") or listed and

                                       3.
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         registered on a national securities exchange (as defined in the United
         States Securities Exchange Act of 1934, as amended (the "Exchange
         Act")).

                           h. Somatix is a Reporting Issuer within the meaning of Regulation S.

                           i. There is no pending or, to the best knowledge of Somatix, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Somatix or any of its affiliates that would materially affect the execution by Somatix of, or the performance by Somatix of its obligations under, this Agreement; provided, however, that the representations and warranties contained in this Section 3(i) shall not apply to any action, threatened action, suit, proceeding or investigation initiated by Fletcher and shall not be required to be given in respect of any Preferred Share Conversion Date or Warrant Exercise Date.

                           j. None of Somatix's filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act or under Section 13(a) or 15(d) of the Exchange Act (each, an "SEC Filing"), or press releases material to the business of Somatix as a whole, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                           k. Since the date of Somatix's most recent SEC Filing (including Somatix's Current Report on Form 8-K to be filed in the form attached hereto as Exhibit A), there has not been, and Somatix is not aware of any development that might result in, any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of Somatix, whether or not arising in the ordinary course of business, except as disclosed in such SEC Filing; provided, however, that the representations and warranties contained in this Section 3(k) shall not be required to be given in respect of any Preferred Share Conversion Date or Warrant Exercise Date.

                           l. The offer and sale of the Preferred Shares, the Common Stock, the Warrant and the Warrant Shares to Fletcher pursuant to this Agreement will, subject to compliance by Fletcher with the applicable representations and warranties contained in Section 4 hereof and with the applicable covenants and agreements contained in Section 6 hereof, be made in accordance with the provisions and requirements of Regulation S and any applicable state law.

                           m. Neither Somatix nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Preferred Shares, the Common Stock, the Warrant or the Warrant

                                       4.
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         Shares, and all such persons understand and have complied and will otherwise comply with the requirements of Regulation S.

                           n. The transactions contemplated by this Agreement are not part of a plan or scheme on the part of Somatix, any of its affiliates or any person acting on its or their behalf to evade the registration provisions of the Securities Act.

                           o. Somatix has not issued, and after the Closing Date will not issue, any stop transfer order or other order impeding the sale and delivery of the Preferred Shares, the Common Stock, the Warrant or the Warrant Shares issuable hereunder except for a stop order restricting the sale of any of the foregoing securities to any person in the United States or to or for the account or benefit of any U.S. person during an applicable Restricted Period. Notwithstanding the foregoing provision, Somatix shall place the following legend on the certificate representing any security issued hereunder prior to the expiration of the Restricted Period (as defined herein) applicable to such security:

                  The securities represented by this certificate were issued on [insert date on which securities were issued to Fletcher upon sale, conversion or exercise, as the case may be] (the "Original Issue Date") pursuant to the Subscription Agreement dated September 24, 1996 between Somatix Therapy Corporation ("Somatix") and Fletcher International Limited. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and have been sold in reliance on the exemption from registration provided by Regulation S under the Securities Act ("Regulation S"). Prior to the expiration of a 40-day restricted period beginning on the Original Issue Date (the "Restricted Period"), the securities represented by this certificate may not be offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Act), to a U.S. Person (as defined in Regulation S under the Act) or for the account or benefit of a U.S. Person. Neither Somatix nor its transfer agent shall be obligated to remove this legend unless it shall have received an opinion of counsel stating that such removal complies with the requirements of Regulation S.

         provided, however, that as used in this Agreement and as reflected in such legend, the term "Restricted Period," with respect to any security, shall mean the Restricted Period then applicable to such security pursuant to Regulation S (or any applicable successor thereto).

                           p. Neither Somatix nor any of its affiliates has offered to sell or sold any Common Stock or any securities convertible or exchangeable into or exercisable for Common Stock in reliance upon Regulation S at any time during the

                                       5.
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         past 12 months; and there are no outstanding convertible or exchangeable securities that have been offered or sold in reliance upon Regulation S, except, in each case the Warrant and the Preferred Shares sold pursuant hereto.

                  4. Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to Somatix as follows:

                           a. Fletcher has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands.

                           b. This Agreement has been duly authorized, executed and delivered by Fletcher and, when duly authorized, executed and delivered by Somatix, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                           c. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Preferred Shares, the Common Stock, the Warrant or the Warrant Shares.

                           d. In making the decision to purchase the Preferred Shares, the Common Stock, the Warrant and the Warrant Shares in accordance with this Agreement, Fletcher has relied solely upon independent investigations made by it and not upon any representations made by Somatix other than those made pursuant to this Agreement.

                           e. Fletcher understands that the Preferred Shares, the Common Stock, the Warrant and the Warrant Shares have not been and will not be registered under the Securities Act and may not be reoffered or resold other than pursuant to such registration or an available exemption therefrom.

                           f. Fletcher is not a U.S. Person and is not acquiring the Preferred Shares, the Common Stock, the Warrant or any Warrant Shares for the account or benefit of any U.S. Person, and Fletcher is not an affiliate (within the meaning of Rule 144 under the Securities
         Act) of Somatix.

                           g. At the time the buy orders for the Preferred Shares and the Warrant (and any Common Stock and Warrant Shares issued during the applicable Restricted Period) were originated, Fletcher was located outside the United States.

                           h. Neither Fletcher nor any of its affiliates nor anyone acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Preferred Shares, the Common Stock, the Warrant or any Warrant

                                       6.
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         Shares, and all such persons understand and have compiled and will otherwise comply with the requirements of Regulation S.

                           i. Fletcher is purchasing the Preferred Shares, the Warrant and the Warrant Shares for its own account, for the purpose of investment and not with a view to a distribution thereof.

                           j. The transactions contemplated by this Agreement are not part of a plan or scheme on the part of Fletcher, any of its affiliates or any person acting on its or their behalf to evade the registration requirements of the Securities Act.

                  5. Covenants of Somatix. Somatix covenants and agrees with Fletcher as follows:

                           a. For so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, and in either case for a period of 40 days thereafter, Somatix will continue to be a Reporting Issuer within the meaning of Regulation S and will maintain the eligibility of the Common Stock for quotation on NASDAQ or listing on a national securities exchange (as defined in the Exchange Act).

                           b. For so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, and in either case for a period of six months thereafter, Somatix will not offer or sell any Common Stock or any securities convertible into or exchangeable into Common Stock in reliance upon Regulation S.

                           c. From the date hereof and for so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, and in any case for a period of 40 days thereafter, neither Somatix nor any of its affiliates nor any person acting on its or their behalf will engage in any Directed Selling Efforts with respect to the Preferred Shares, the Common Stock, the Warrant or Warrant Shares. Without limiting the generality of the foregoing, during the period mentioned in this
         Section 5(c), neither Somatix nor any of its affiliates nor any person acting on its or their behalf will issue or cause to be issued any press releases or similar written public statements (other than SEC Filings) with the exception of filings under the 1934 Act in connection with or relating to any of the transactions contemplated hereby.

                           d. For so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, and in either case for a period of 40 days thereafter, Somatix will ensure that all applicable Offering Restrictions with respect to the Preferred Shares, the

                                       7.

         Common Stock, the Warrant and the Warrant Shares are thoroughly complied with and satisfied.

                           e. Beginning on the date hereof and for so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, and in either case for a period of 40 days thereafter (or if a registration statement has been filed pursuant to Section 7 hereof, during the effectiveness of such registration statement pursuant to such Section
         7), Somatix will promptly notify Fletcher if (i) any event shall have occurred as a result of which any SEC Filing would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) there is any public disclosure of material information regarding Somatix or its financial condition prospects or results of operation.

                           f. At any time after the expiration of any Restricted Period with respect to the Preferred Shares, the Common Stock, the Warrant or any Warrant Shares, upon the request of Fletcher accompanied by an opinion of Rogers & Wells (or such other counsel as shall be reasonably satisfactory to Somatix and its transfer agent (if any)) to the effect that the removal of the legend referred to in Section 3(o) would then be permitted under Regulation S and that the resale of any such security would not require registration under the Securities Act, Somatix shall, or shall cause its transfer agent (if any) to, accept from Fletcher the legended certificates representing such securities and deliver in their place unlegended certificates therefor.

                           g. Somatix will comply with the terms and conditions of the Put Option and the Warrant as set forth in Annex A and Annex B hereto, respectively (as duty amended from time to time by the parties hereto), and when issued to Fletcher, each Preferred Share will be substantially in the form of Annex C hereto.

                           h. For so long as any Preferred Share is outstanding or any of the Put Options have not been exercised or any portion of the Warrant remains outstanding, Somatix shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for issuance upon conversion of such Preferred Shares and exercise of such Put Options and Warrant, the maximum number of shares of Common Stock then so issuable.

                           i. For a period of one year following the date of this Agreement, Somatix will not offer to sell to any person any of its Common Stock (or any securities convertible into or exchangeable for such Common Stock) in reliance upon Section 4(2) of the Securities Act or Regulation D thereunder (an "Equity Private Placement") unless Somatix shall have (i) given Fletcher written notice of its intention to make such offer and (ii) offered to sell such securities to Fletcher on the

                                       8.

         same terms and conditions as to such other person. In any event, Fletcher shall be entitled, but not obligated, to participate in any such Equity Private Placement up to the extent necessary to maintain Fletcher's pro rata equivalent ownership of Somatix Common Stock immediately prior to the closing of such Equity Private Placement (treating all outstanding Preferred Shares as converted as of such date).

                           j. Notwithstanding any other provision of this Agreement, for so long as any Put Option, Preferred Share or portion of the Warrant remains outstanding, if on any Put Option Exercise Date, Preferred Share Conversion Date or Warrant Exercise Date (for purposes of this Section 5(j), a "Limitation Date") Rule 4460(i)(1)(D) (or any applicable successor provision) of the National Association of Securities Dealers, Inc. ("Nasdaq") would require the approval of the stockholders of Somatix for the issuance of any additional shares of Common Stock to Fletcher pursuant to this Agreement, then (a) no Put Option shall be exercisable by Somatix and no Preferred Shares may be converted and the Warrant may not be exercised by Fletcher until such stockholder approval shall have been obtained, (b) all outstanding Preferred Shares shall accrue dividends from and including the Limitation Date at the rate of 10% per annum, payable quarterly, until such stockholder approval shall have been obtained or such Preferred Shares have been redeemed pursuant to this Section 5(j), (c) Somatix shall immediately take such action as may be required to obtain such stockholder approval as promptly as practicable, (d) if such stockholder approval shall not have been obtained within 60 days following the Limitation Date, then such number of outstanding Preferred Shares as are not then convertible without such stockholder approval as described shall be immediately redeemed for cash at the stated value thereof plus accrued but unpaid dividends, if any, and (e) if such Preferred Shares have not been so redeemed within 65 days following the Limitation Date, then Fletcher shall immediately be entitled to elect the number of directors to the Board of Directors of Somatix corresponding to its pro rata equivalent ownership of Somatix Common Stock (treating all outstanding Preferred Shares as converted as of such dates) in each case to the extent permitted by applicable law.

                  6. Covenants of Fletcher. Fletcher hereby covenants and agrees with Somatix as follows:

                           a. Neither Fletcher nor any of its Affiliates nor any person acting on their behalf will, during the Restricted Period applicable to the Preferred Shares, the Common Stock, the Warrant and the Warrant Shares, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; and

                           b. After the expiration of the applicable Restricted Period, neither Fletcher nor any of its Affiliates nor any person acting on their behalf will offer, sell,

                                       9.

         pledge or otherwise transfer the Preferred Shares, the Common Stock, the Warrant or any Warrant Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with applicable state securities laws.

                           c. Upon the effectiveness of a Registration Statement filed pursuant o Section 7 hereof, Fletcher and its affiliates shall not sell, transfer or assign and Somatix shall not be required to transfer on its records for the benefit of Fletcher or any of its transferees (i) any Warrant covered by such Registration Statement in units consisting of less than 30,000 Warrant Shares of (ii) any Preferred Shares covered by such Registration Statement in units consisting of less than 1,000 Preferred Shares.


                  7.       Registration Rights.

                                  (i) If, at any time after the date hereof, the
         SEC has reinterpreted Regulation S or has promulgated, or the United States Congress has legislated, a successor or revision to Regulation S, and such reinterpretation, successor provision or revision imposes a Restricted Period applicable to any security issued or issuable hereunder that is greater than that in effect on the date of this Agreement, or would materially impair the ability of Fletcher or any of its affiliates (as defined in Rule 144(a) under the Securities Act) to reoffer, resell or otherwise dispose of any such security as contemplated hereby, or requires any such reoffer, resale or other disposition to be registered under the Securities Act (together, a "Regulation S Change"), then upon the written request of Fletcher (a "Registration Request"), Somatix shall, as promptly as practicable thereafter and at its own expense, file a registration statement (the "Registration Statement") under the Securities Act covering the sale or resale of all such securities (each a "Covered Security") by Fletcher; provided, however, that in no event shall Somatix be required to file a Registration Statement or otherwise comply with a Registration Request to the extent that such reinterpretation, successor provision or revision imposes limitations on the offer, sale or other disposition of any Covered Security by Fletcher pursuant to Regulation S solely as a result of Fletcher's hedging or selling short such Covered Security or engaging in any other activity the effect of which is to decrease or limit Fletcher's investment risk with respect to such Covered Security in violation of such reinterpretation, successor provision or revision. In the event of a Regulation S Change, then prior to the effectiveness of such Registration Statement, Somatix shall not be entitled to exercise any Put Option under this Agreement. Upon the effectiveness of such Registration Statement (A) Somatix shall issue such securities to Fletcher in accordance with the terms hereof and (B) the provisions of Sections 3(l), (m) and (o), 4(e), (f), (g), (h), (i) and (j), 5(a),
         (b), (c) and (d), 6 (collectively, the "Specified Provisions"), 8(a) and (b) (to the extent applicable to the Specified Provisions), 9(b),
         (c) and (d) (to the extent applicable to the Specified

                                       10.

         Provisions) shall thereafter be of no force and effect with respect to the issuance of such Covered Securities; provided, however, that, if such Registration Statement has not been declared effective before the 180th day following the date of such Registration Request, then (X) any Put Options outstanding under this Agreement shall immediately expire and shall not thereafter be exercisable, and Fletcher shall have no further liability whatsoever with respect thereto and (Y) Somatix shall use its best efforts to cause such Registration Statement to become effective as promptly as practicable in respect of any outstanding portion of the securities the sale or resale of which is required to be so registered.

                                  (ii) In the case of the registration effected
         by Somatix pursuant to this Section 7, Somatix will use its best efforts to: (i) keep such registration statement effective until the earlier of (A) the third anniversary of the issuance of each Covered Security, (B) such date as all of the Covered Securities have been sold by Fletcher or (C) such time as all of the Covered Securities held by Fletcher can be sold by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act) within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act); (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request;
         (iv) cause all Covered Securities that are Common Stock to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Somatix are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and (vii) file the documents required of Somatix and otherwise use its best efforts to obtain and maintain requisite blue sky clearance in all states specified in writing by Fletcher; provided, however, that Somatix shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

                                  (iii) Somatix shall furnish to Fletcher upon
         request a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act), pursuant to the Registration Statement.

                                       11.

                                  (iv) With a view to making available to
         Fletcher and its affiliates (within the meaning of Rule 144(a) under the Securities Act) the benefits of Rule 144 and Form S-3 under the Securities Act, Somatix covenants and agrees to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning Somatix, until the earlier of (A) the third anniversary of the issuance of each Covered Security or (B) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act); (ii) maintain its status as a Reporting Issuer and file with the SEC in a timely manner all reports and other documents required of Somatix for use of Form S-3; and (iii) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (A) a written statement by Somatix that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Somatix, and (C) such other information as may be reasonably requested in order to avail Fletcher and its affiliates (within the meaning of Rule 144(a) under the Securities Act) of Rule 144 or Form S-3 with respect to such Covered Securities.

                                  (v) Notwithstanding anything else in this
         Section 7, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Securities, Somatix determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, Somatix will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates (within the meaning of Rule 144(a) under the Securities Act) will immediately suspend all offers and sales of any Covered Securities pursuant to the Registration Statement (the period of such suspension being referred to herein as a "Blackout Period"). In such event, Somatix will amend or supplement the Registration Statement as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities, thereunder by Fletcher and its affiliates (within the meaning of Rule 144(a) under the Securities Act) in accordance with applicable federal and state securities laws. Somatix will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to Fletcher in accordance with paragraph (ii) of this
         Section 7. Notwithstanding the foregoing, (i) in no circumstances shall Somatix impose more than two Blackout Periods of up to thirty days each or one Blackout Period of up to sixty days during any twelve-month period and (ii) in no circumstances shall any Blackout Period commence less than thirty days following the end of the previous Blackout Period.

                  Upon the commencement of a Blackout Period pursuant to this
         Section 7, Fletcher will immediately notify Somatix of any contracts to sell any Covered Securities (each a "Sales Contract") that Fletcher or any of its affiliates (within the

                                       12.

         meaning of Rule 144(a) under the Securities Act) has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such Sales Contract. Upon receipt of such notice, Somatix will immediately notify Fletcher of its election either
         (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus in order to correct the material misstatement or omission and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraph (ii) of this Section 7 or
         (ii) to continue the Blackout Period in accordance with this paragraph. If Somatix elects to continue the Blackout Period, and Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act) is therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being hereinafter referred to herein as the "Unsold Securities"), Somatix will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 12(a) below) against any Proceeding (as such term is defined in Section 12(a) below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and Somatix shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however, that each Fletcher Indemnified Party shall take all actions reasonably necessary or appropriate to mitigate such Indemnification Amount; and provided, further, however, that the Indemnification Amount shall be reduced by an amount equal to the number of Unsold Securities multiplied by the difference between (x) the actual per share price received by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act) upon the sale of the Unsold Securities (if such sale occurs within three Trading Days of the end of the Blackout Period) or the closing sale price of the Common Stock on NASDAQ or other national securities exchange on which the Common Stock is then listed on the third Trading Day after the end of the Blackout Period (if the Unsold Securities are not sold by Fletcher or any of its affiliates (within the meaning of Rule 144(a) under the Securities Act) within three Trading Days of the end of the Blackout Period), and (y) the per share sale price for the Unsold Securities provided in the Sales Contract. As used herein, the term "Trading Day" means any day on which Somatix's Common Stock is quoted on NASDAQ.

                  8. Conditions Precedent to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the performance by Somatix of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

                           a. The representations and warranties made by Somatix in this Agreement shall, unless expressly waived in writing by Fletcher, be true and correct as of the date hereof, on the Closing Date, on each Preferred Share Conversion

                                       13.

         Date, on each Put Option Exercise Date (as defined in Annex A hereto) and on each Warrant Exercise Date (as defined in Annex B hereto), and Fletcher shall have received on each such date a certificate of the Chief Executive Officer and the Chief Financial Officer of Somatix dated such date and to such effect.

                           b. On the Closing Date, on each Preferred Share Conversion Date in respect of the issuance of at least 75,000 shares of Common Stock, on each Put Option Exercise Date (as defined in Annex A hereto) and on each Warrant Exercise Date (as defined in Annex B hereto) in respect of the issuance of at least 75,000 Warrant Shares, Somatix shall have delivered to Fletcher an opinion of counsel reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b),
         (c), (d), (e), (f), (g), (h) and (i) of Section 3 hereof; provided, however, that no such opinion delivered in respect of any Preferred Share Conversion Date or Warrant Exercise Date shall be required to cover the matters set forth in paragraph (i) of Section 3 hereof.

                           c. On any Put Option Exercise Date, Fletcher's obligation to purchase any Preferred Share hereunder shall be subject to the additional condition that during the five Business Days (as defined below) immediately preceding such Put Option Exercise Date, Somatix shall not have made any SEC Filing or issued any press release describing and shall not be aware of any material adverse change, or any development that might result in any material adverse changes in the condition, financial or otherwise, or in the business affairs or business prospects of Somatix, whether or not arising in the ordinary course of business; provided, however, that if on any Put Option Exercise Date such condition has not been satisfied, such Put Option Exercise Date and each subsequent Put Option Exercise Date and the Put Option Termination Date hereunder shall be postponed by five Business Days for all purposes of this Subscription Agreement as if such fifth Business Day had originally been specified as such Put Option Exercise Date or Put Option Termination Date, as the case may be; and provided, further, however, that if, on such fifth Business Day, such condition has not been satisfied, there shall be no further postponement of such Put Option Exercise Date.

                  As used herein the term "Business Day" means any day on which banks in The City of New York are open for business.

                  9. Conditions Precedent to Somatix's Obligations. The obligations of Somatix hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

                           a. The representations and warranties made by Fletcher in this Agreement shall, unless expressly waived in writing by Somatix, be true and correct as of the date hereof, on the Closing Date, on each Preferred Share Conversion Date, on each Put Option Exercise Date and on each Warrant Exercise Date, and

                                       14.

         Somatix shall have received on each such date a certificate of the Chief Financial Officer of Fletcher dated such date and to such effect.

                           b. On the Closing Date, Fletcher shall have delivered to Somatix a legal opinion of Rogers & Wells, counsel to Fletcher, dated the date of delivery stating that:

                                  (i)       Fletcher is not a U.S. Person; and

                                 (ii) the offer and sale of the Series B-1 Preferred Shares and the Warrant by Somatix to Fletcher on the Closing Date does not require registration under the Securities Act.

                           c. On each Preferred Share Conversion Date, Fletcher shall have delivered to Somatix a legal opinion of Rogers & Wells, counsel to Fletcher, dated the date of delivery, that:

                                  (i)       Fletcher is not a U.S. Person; and

                                 (ii) the issuance of the Common Stock by Somatix to Fletcher on such date does not require registration under the Securities Act.

                           d. On each Warrant Exercise Date, Fletcher shall have delivered to Somatix a legal opinion of Rogers & Wells, counsel to Fletcher, dated the date of delivery, stating that:

                                  (i)       Fletcher is not a U.S. Person, and
                                            the Warrant is not being exercised
                                            on behalf of a U.S. Person; and

                                 (ii) the issuances of the Warrant Shares by Somatix to Fletcher on such date does not require registration under the Securities Act.

                           e. On the date of any transfer by Fletcher of any Preferred Share or the Warrant or any Common Stock during the applicable Restricted Period, Fletcher shall have delivered to Somatix or its transfer agent, as the case may be, a legal opinion of Rogers & Wells, dated the date of such transfer, stating that such transfer complies with the requirements of Regulation S.

                  10. Fees and Expenses. Each of Fletcher and Somatix agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel.


                                       15.

                  11.      Non-Performance.

                           a. If, on the Closing Date or any Warrant Exercise Date (as defined in Annex B hereto), Somatix shall fail to deliver the Warrant Shares, the Preferred Shares or Common Stock to Fletcher required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to Somatix's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then Somatix shall:

                                    (1) hold Fletcher harmless against any loss,
                  claim or damage arising from or as a result of such failure by Somatix; and

                                    (2) reimburse Fletcher for all of its
                  out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated herein;

         provided, however, that Somatix shall then be under no further liability to Fletcher except as provided in this Section 11 and
         Section 12 hereof.

                           b. If, on the Closing Date or any Put Option Exercise Date, Fletcher shall fail to purchase the Warrant, the Preferred Shares or any Common Stock required to be purchased pursuant to this Agreement for any reason other than the failure of any condition precedent to Fletcher's obligations hereunder or the failure by Somatix to comply with its obligations hereunder, then Fletcher shall:

                                    (1) hold Somatix harmless against any damage
                  arising from or as a result of such failure by Fletcher;

                                    (2) reimburse Somatix for all of its
                  out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Somatix in connection with this Agreement and the transactions contemplated herein; and

                                    (3) surrender to Somatix for cancellation
                  any portion of the Warrant not exercise prior to the date of such default by Fletcher;

         provided, however, that Fletcher shall then be under no further liability to Somatix except as provided in this Section 11 and Section 12 hereof.

                  12.      Indemnification.

                           a. Indemnification of Fletcher. Somatix hereby agrees to indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities Exchange

                                       16.

         Act of 1934, as amended) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                                    (1) any untrue or alleged untrue statement
                  of a material fact by Somatix or any of its affiliates or any person acting on its or their behalf or omission or alleged omission by Somatix or any of its affiliates or any person acting on its or their behalf to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;

                                    (2) any of the representations or warranties
                  made by Somatix herein being untrue or incorrect; and

                                    (3) any breach or non-performance by Somatix
                  of any of its covenants, agreements or obligations under this Agreement;

         and Somatix hereby agrees to reimburse each Fletcher Indemnified Party for any reasonable legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding;

         provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence of Fletcher in connection therewith.

                           b. Indemnification by Somatix. Fletcher hereby agrees to indemnify Somatix and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) any of the foregoing persons (each a "Somatix Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                                    (1) any untrue or alleged untrue statement
                  of a material fact by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission by Fletcher or any of its affiliates or any person acting on its or their behalf to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;

                                    (2) any of the representations or warranties
                  made by Fletcher herein being untrue or incorrect; and


                                       17.

                                    (3) any breach or non-performance by
                  Fletcher of any of its covenants, agreements or obligations under this Agreement;

         and Fletcher hereby agrees to reimburse each Somatix Indemnified Party for any reasonable legal or other expenses incurred by such Somatix Indemnified Party in investigating or defending any such Proceeding;

         provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence of Somatix in connection therewith.

                           c.       Conduct of Claims.

                                    (1) Whenever a claim for indemnification
                  shall arise under this Section , the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                                    (2) Upon delivery of such notice, such
                  Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                                    (3) Such Indemnifying Party shall have the
                  right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

                                    (4) No Indemnifying Party shall, without the
                  prior written consent to the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include

                                       18.

                  a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

                  13. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Preferred Shares, the Warrant and any Common Stock issuable hereunder.

                  14. Notices. All communications hereunder shall be in writing, and

                           a. if sent to Fletcher, shall be delivered by hand, sent by registered mail or transmitted and confirmed by telecopy to Fletcher at:

                           Fletcher International Limited
                           c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109, Mary Street
                           Grand Cayman, Cayman Islands
                           British West Indies
                           Telephone:       (809) 949-7755
                           Facsimile:       (809) 949-7634

                           with a copy to:

                           Rogers & Wells
                           200 Park Avenue
                           New York, NY 10166
                           Attention:  Sara Hanks
                           Telephone:       (212) 878-8000
                           Facsimile:       (212) 878-8375

                           b. if sent to Somatix, shall be delivered by hand, sent by registered mail or transmitted and confirmed by telecopy to Somatix at:

                           Somatix Therapy Corporation
                           850 Marina Village Parkway
                           Alameda, CA 94501
                           Attention:  Edward Lanphier
                           Telephone:       (510) 748-3000
                           Facsimile:       (510) 814-8838


                                       19.

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, CA 94303
                           Attention:  J. Stephan Dolezalek
                           Telephone:       (415) 496-2842
                           Facsimile:       (415) 496-2736

                  15.      Miscellaneous.

                           a. This Agreement may be executed in one or more
counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                           b. This Agreement shall inure to the benefit of and
be binding upon the parties hereto, their respective successors and, with respect to Section 11 hereof, their respective officers, directors and affiliates, and no other person shall have any right or obligation hereunder.

                           c. This Agreement shall be governed by, and construed
in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the Borough of Manhattan in the City and State of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

                           d. The provisions of this Agreement are severable,
and if any clause or provision hereof shall be held invalid, illegal or unenforceable in whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement.

                           e. The headings of the sections of this document have
been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  16. Time of Essence. Time shall be of the essence in this Agreement.



                                       20.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                 SOMATIX THERAPY CORPORATION


                                 By:
                                 Name:
                                 Title:


                                 FLETCHER INTERNATIONAL LIMITED


                                 By:
                                 Name:
                                 Title:

                                       21.

                                                                         ANNEX A


                              TERMS OF PUT OPTIONS
                    GRANTED BY FLETCHER INTERNATIONAL LIMITED
                         TO SOMATIX THERAPY CORPORATION



                  The Put Options granted by Fletcher International Limited ("Fletcher") to Somatix, Therapy Corporation ("Somatix") pursuant to the Subscription Agreement dated September 24, 1996 between Fletcher and Somatix (the "Subscription Agreement"), including any additional Put Options granted pursuant to Paragraph 4 hereof, shall have the terms and conditions set forth below.

                  This Annex A forms a part of the Subscription Agreement, and the following terms and conditions are subject to the representations, warranties and agreements and further provisions contained in the Subscription Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Subscription Agreement.

                  1. Option to Sell. Each of the Put Options granted pursuant to the Subscription Agreement shall entitle Somatix to sell to Fletcher and obligate Fletcher to purchase from Somatix, upon the terms and conditions set forth in the Subscription Agreement and herein, $5,000,000 stated value of Somatix's Series B Convertible Preferred Stock, stated value $150.00 per share, having the terms and conditions set forth in Annex C to the Subscription Agreement (the "Preferred Stock"), subject to adjustment as provided in Paragraph 4 hereof (the "Put Option Amount"), at the price per share (the "Put Option Price") equal to such stated value.

                  2. Exercisable by Somatix. The Put Options shall be exercisable only by Somatix and only upon the terms and conditions and subject to the limitations set forth in the Subscription Agreement and herein, and the Put Options may not be transferred, sold, pledged, assigned or otherwise disposed of to any person.

                  3. Certain Restrictions on Exercise. The Put Options shall be exercisable on any Trading Day (each, a "Put Option Exercise Date") from and including March 25, 1997 to and including September 25, 1999 (the "Put Option Termination Date");

provided, however, that, subject to the provision of Section 7 of the Subscription Agreement, not more than one Put Option shall be exercisable within any six-month period; and provided further, however, that no Put Option shall be exercisable unless Somatix shall have delivered to Fletcher on the relevant Put Option Exercise Date a certificate of the Chief Executive Officer and Chief Financial Officer of Somatix, dated such Put Option Exercise

Date, confirming that each of the representations and warranties made by Somatix in the Subscription Agreement are true and correct as of such Put Option Exercise Date.

                  Notwithstanding anything to the contrary contained herein or in the Subscription Agreement, the maximum amount for which any Put Option may be exercised shall not exceed X (the "Annual Limit") or Y (the "Cumulative Limit"), each as defined in the following equations:

                  X = ((0.099 * A) - B - E - (C/D)) * D
                  Y = ((0.199 * F) - I - (C/H) - G) * D

                  where:

                  A   =    the total number of shares of Common Stock then
                           outstanding

                  B   =    the maximum number of Warrant Shares issuable
                           within 60 days from the date of the calculation

                  C   =    the face value of the Preferred Stock then issued
                           but not converted

                  D   =    the average of the daily volume weighted average
                           prices for Somatix Common Stock for the 40 Trading
                           Days prior to the Put Option Exercise Date

                  E   =    the total number of shares of Common Stock issued
                           to Fletcher within the last 12 months

                  F   =    the total number of shares of Common Stock
                           outstanding on the Agreement Date

                  G   =    the total number of shares of Common Stock then
                           issued to Fletcher pursuant to the Agreement

                  H   =    the average of the daily volume weighted average
                           prices for Somatix Common Stock for the 40 Trading
                           Days prior to the Put Option Exercise Date

                  I   =    650,000 for any date prior to March 25, 1997; and
                           the maximum number of unexercised Warrant Shares for any date thereafter

                  4. Additional Put Options. Fletcher shall have the right (on the business day following any Put Option Exercise Date) to reduce the applicable Put Option Amount to a minimum of the closing price of the Shares on the Exercise Date as reported by NASDAQ (the "Price") multiplied by the lower of
(a) ten times the average daily volume for Somatix Common Stock as reported by NASDAQ during the forty Trading Days prior to the Put Option Exercise Date, or
(b) five percent of the then outstanding Common Stock, or (c) unless stockholder approval has been obtained as described in Section 5(j) of the Purchase Agreement, the amount represented by the equation: Y / 2 (as defined in Paragraph 3 hereof). The excess, if any, of the original Put Option Amount over such reduced Put Option Amount as defined above shall be referred to herein as the "Remaining Amount." If Fletcher does reduce the Put Option Amount, Somatix will receive an additional Put Option of stated value equal to the aggregate Remaining Amount; provided

                                       2.

that no Put Option shall be exercised after the Put Option Termination Date and not more than one Put Option may be exercised during any six-month period.

                  5. Certain Exercise Procedures. On any Put Option Exercise Date, Somatix may exercise a Put Option by delivering notice thereof to Fletcher in accordance with the Subscription Agreement. On the second Business Day following such Put Option Exercise Date, Somatix shall issue to Fletcher the number of shares of Preferred Stock equal to the Put Option Amount calculated as provided herein against payment by Fletcher of the Put Option Price in New York Clearing House (next day) funds in accordance with the Subscription Agreement.

                  6. Expiration and Termination. Any Put Option (including any additional Put Options granted pursuant to Paragraph 4 hereof) that has not been exercised by Somatix in accordance with the terms of the Subscription Agreement and hereof by 5:00 p.m. (New York time) on the Put Option Termination Date shall immediately expire and not thereafter be exercisable, and Fletcher shall have no further obligation whatsoever with respect to any such Put Option.


                                       3.

                                                                         ANNEX B

                          [Form of Warrant Certificate]

         The Warrant represented by this certificate was issued on September 25, 1996 (the "Original Issue Date") pursuant to the Subscription Agreement dated September 24, 1996 between Somatix Therapy Corporation and Fletcher International Limited. Neither the Warrant represented by this certificate nor the securities issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act") and the Warrants may not be exercised by a U.S. Person unless pursuant to a transaction registered under the Act or exempt from such Registration. The Warrant represented hereby has been sold in reliance on the exemption from registration provided by Regulation S under the Act ("Regulation S"). Prior to the expiration of a 40- day restricted period beginning on the Original Issue Date (the "Restricted Period"), the Warrant represented by this certificate may not be exercised, offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Act), to a U.S. Person (as defined in Regulation S under the Act) or for the account or benefit of a U.S. Person. Neither Somatix Therapy Corporation nor its transfer agent shall be obligated to remove this legend unless it shall have received an opinion of counsel stating that such removal complies with the requirements of Regulation S.


                             650,000 WARRANT SHARES


                               WARRANT CERTIFICATE

                           SOMATIX THERAPY CORPORATION

                  This Warrant Certificate certifies that FLETCHER INTERNATIONAL LIMITED, or registered assigns, is the registered holder of one Warrant (the "Warrant") expiring on the Termination Date (as defined below) to purchase up to 650,000 shares (the "Maximum Warrant Amount") of common stock, par value $0.01 per share (the "Common Stock"), of Somatix Therapy Corporation, a Delaware corporation (the "Issuer"), at the Exercise Price (as defined below); provided, however, that if, on March 24, 1997, the sum of (i) the aggregate stated value of the Preferred Shares then owned by Fletcher plus (ii) the aggregate equivalent Preferred Share stated value of all Common Stock (as defined below) then owned by Fletcher (calculated using the volume-weighted average of the conversion ratios for the period from the Closing Date through March 24, 1997 is less than or equal to $2,500,000, then the Maximum Warrant Amount shall be an amount equal to:

                                                  5
                           650,000  *    --------------------
                                             (3 * X) - 4

                           where X means the average of the daily
                           volume-weighted average prices of Somatix Common Stock for the period and including September 24, 1996 to but excluding March 24, 1997; provided, however, that the Maximum Warrant Amount shall never be greater than 650,000 and shall never be lower than 195,000.

                  The Warrant represented hereby was issued on September 25, 1996 (the "Original Issue Date") pursuant to the Subscription Agreement dated September 24, 1996 (the "Subscription Agreement"), between the Issuer and Fletcher International Limited ("Fletcher"), and is subject to the terms and conditions thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Subscription Agreement. A copy of the Subscription Agreement may be obtained by the registered holder hereof upon written request to the Issuer.

                  The Warrant represented hereby may be exercised on any Business Day (a "Warrant Exercise Date") from and including March 24, 1998 to and including September 24, 2002 (the "Termination Date"). The Warrant entitles the registered holder hereof to receive from the Issuer upon exercise up to the number of Warrant Shares set forth on the face hereof upon surrender of this Warrant Certificate as provided on the reverse hereof and payment of the Exercise Price defined below (the "Exercise Price") (plus transfer taxes, if applicable) to the Issuer in cash or by certified or official bank check.

                  The Exercise Price per Warrant Share shall be $5.533.

                  The Warrant represented hereby shall have the following additional terms:

     1. The Warrant represented hereby may be exercised upon surrender of this Warrant Certificate by the registered holder hereof to the Issuer at its principal office on any Exercise Date with the Exercise Notice attached hereto (an "Exercise Notice") duly completed and signed by the registered holder hereof and upon tender by such holder to the Issuer of the Exercise Price (plus transfer taxes, if applicable) for the total number of Warrant Shares in respect of which such Warrant is then exercised. The Warrant represented hereby shall be exercisable only in the minimum amount of 30,000 Warrant Shares and integral multiples of 30,000 Warrant Shares in excess thereof (or such lesser amount as shall constitute the full amount of this Warrant).

     2. On the Business Day following an Exercise Date (an "Issue Date") the Issuer shall issue and cause to be delivered to the registered holder hereof at such address as such holder shall specify in the Exercise Notice a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrant, registered in such holder's name, together with cash (if any) as provided in paragraph 4. Such

                                       2.

          certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of such Exercise Date.

3. If on such Issue Date the number of Warrant Shares to be delivered shall be less than the total number of Warrant Shares deliverable hereunder, there shall be issued to the holder hereof or his assignee on such Issue Date a new warrant certificate substantially identical to this Warrant Certificate, except that such new warrant certificate shall evidence the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable hereunder less
         (y) the number of Warrant Shares so delivered.

4. The Issuer shall not be required to issue fractional Warrant Shares on the exercise of the Warrant represented hereby. The number of full Warrant Shares which shall be issuable upon the exercise of the Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this paragraph 4, be issuable on the exercise of the Warrant, the Issuer shall pay an amount in cash equal to the closing sale price of the Common Stock per Warrant Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

5. For so long as the Warrant represented hereby has not been exercised in full, the Issuer shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for issuance upon exercise of the Warrant represented hereby, the maximum number of Common Stock then so issuable (as adjusted from time to time pursuant to paragraph 10).

6. By accepting delivery of this Warrant Certificate, the registered holder hereof covenants and agrees with the Issuer not to exercise or transfer the Warrant represented hereby except in compliance with the terms of the Subscription Agreement and this Warrant Certificate.

7. By accepting delivery of this Warrant Certificate, the registered holder hereof covenants and agrees with the Issuer that no Warrant may be sold, assigned, conveyanced, pledged, hypothecated or in any other manner disposed of or transferred unless and until such holder shall deliver to the Issuer (i) written notice of such transfer and of the name and address of the transferee has been received by the Issuer;
         (ii) a written agreement of the transferee to comply with the terms of the Subscription Agreement and this Warrant Certificate and (iii) in the case of a transfer hereof prior to the expiration of the Restricted Period (if any) specified on the first page hereof, an opinion of counsel stating that such transferee is not a "U.S. Person" as defined in Regulation S under the Securities Act of 1933, as amended, and that such transfer is otherwise exempt from any registration requirements.

                                       3.

8. The Issuer will pay all documentary stamp taxes (if any) attributable to the issuance of Warrant Shares upon the exercise of the Warrant by the registered holder hereof; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of the Warrant Certificate or any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver the Warrant Certificate or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

9. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, satisfactory to it. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer may prescribe.

10. The number of Warrant Shares issuable upon the exercise of the Warrant (the "Exercise Rate"), the Maximum Warrant Amount, and the terms and conditions of the Warrant are subject to adjustment by the Issuer, in consultation with the holder hereof, from time to time as follows:

         (a)      If the Issuer:

                  1. subdivides its outstanding shares of Common Stock into a greater number of shares;

                  2. combines its outstanding shares of Common Stock into a smaller number of shares; or

                  3. issues by reclassification of its Common Stock any shares of its Capital Stock (as defined below);

                  then the Exercise Rate in effect immediately prior to such action shall be adjusted so that the registered holder hereof shall thereafter be entitled to receive upon exercise the number of shares of Common Stock or other Capital Stock of the Issuer which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.


                                       4.

                  As used herein, the term "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

                  Such adjustment shall become effective simultaneously with the effective date of any subdivision, combination or reclassification.

                  If, after an adjustment, the registered holder hereof would receive upon exercise shares of two or more classes of Capital Stock of the Issuer, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to each such class of Capital Stock as is contemplated hereby with respect to the Common Stock, on terms comparable to those applicable to Common Stock hereunder.

         (b) Whenever the Exercise Rate is adjusted, the Issuer shall provide the notices required by paragraph 12 hereof.

         (c)      If:

                  1. the Issuer takes any action that would require an adjustment in the Exercise Rate pursuant to subparagraph (a) above; or

                  2.       there is a liquidation or dissolution of the Issuer;

                  then the Issuer shall mail to the registered holder hereof a notice stating the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution, as the case may be. The Issuer shall mail the notice at least 15 days before such date.

         (d) The Issuer covenants and agrees with the registered holder hereof not to consolidate or merge with or into, or transfer or lease all or substantially all its assets to, any person unless, at the option of the registered holder hereof, either:

                  1. on any date prior to the effective date of such consolidation, merger, transfer or lease (the "Redemption Date"), the Issuer shall have redeemed the Warrant represented hereby by paying to such holder, upon surrender of this Warrant Certificate, a cash payment equal to the Black-Scholes value of the Warrant represented hereby, computed as of such Redemption Date; or

                  2. (a) such person shall expressly assume in writing all of the obligations of the Issuer under the Subscription Agreement and

                                       5.

                                    hereunder and deliver notice thereof to the registered holder hereof; and

                           (b) upon consummation of such transaction, the Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets that the registered holder hereof would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of such transaction.

          (e) After an adjustment to the Exercise Rate hereunder, any subsequent event requiring an adjustment hereunder shall cause an adjustment to the Exercise Rate as so adjusted.

     11. Upon the issuance of any stock dividend or distribution of Common Stock pro rata to all holders of Common Stock, the registered holder hereof on the record date for such distribution shall be entitled to receive such dividend or distribution on the same terms as the holders of Common Stock upon exercise hereof.

     12. Upon any adjustment of the Exercise Rate pursuant to paragraph 10, the Issuer shall promptly thereafter but in any event within 15 days following such adjustment (i) cause to be delivered to the registered holder hereof a certificate of its Chief Financial Officer setting forth the Exercise Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be delivered to the registered holder hereof at his or her address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this paragraph 12.

     In case:

          (a) the Issuer shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) of any consolidation or merger to which the Issuer is a party and for which approval of any shareholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a

                                       6.

               subdivision or combination), or of a tender offer or exchange offer for shares of Common Stock; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

          (d) the Issuer proposes to take any action which would require an adjustment of the Exercise Rate pursuant to paragraph 10;

         then the Issuer shall cause to be given to the registered holder hereof at his or her address appearing on the Warrant Register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

13. The Issuer shall serve as warrant agent (the "Warrant Agent") under this Agreement. The Warrant Agent hereunder shall at all times maintain a register (the "Warrant Register") of the holders of Warrants. Upon 30 days' notice to the registered holder hereof, the Issuer may appoint a new Warrant Agent. Such new Warrant Agent shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the Issuer.


                                       7.

         Any corporation into which the Issuer or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Issuer or any new Warrant Agent shall be a party or any corporation to which the Issuer or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Agreement without any further act; provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the Provisions of this paragraph 13 or (ii) is a wholly-owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the registered holder hereof at such holder's last address as shown on the Warrant Register.

         This Warrant Certificate shall not be valid unless signed by the Issuer.


         IN WITNESS WHEREOF, Somatix Therapy Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

Dated:   September 25, 1996

                                SOMATIX THERAPY CORPORATION


                                By:
                                         ------------------------------------
                                         Name:    David W. Carter
                                         Title:   Chairman of the Board,
                                                  President and Chief
                                                  Executive Officer

                                       8.

                             FORM OF EXERCISE NOTICE

                  (To Be Executed Upon Exercise Of the Warrant)


                                                                          [DATE]
Somatix Therapy Corporation
850 Marina Village Parkway
Suite 100
Alameda, CA  94501
Attention:  Mr. Edward O. Lanphier II

                  Re:      FLETCHER WARRANT

Ladies and Gentlemen:

                  The undersigned is a non-U.S. Person (as that term is defined in Regulation S under the Securities Act of 1933, as amended) and is the registered holder of the above-referenced warrant (the "Warrant") issued by Somatix Therapy Corporation, evidenced by the Warrant Certificate attached hereto, and hereby elects to exercise the Warrant to purchase shares of Warrant
Shares (as defined in such Warrant Certificate) and herewith tenders $     by
certified or official bank check to the order of Somatix Therapy Corporation as payment for such Warrant Shares in accordance with the terms of such Warrant Certificate.

                  In accordance with the terms of the attached Warrant Certificate, the undersigned requests that certificates for such shares be registered in the name of and delivered to the undersigned at the following address:(1)

                          ----------------------------

                          ----------------------------

                          ----------------------------


                  [If the number of Warrant Shares to be delivered is less than the total number of Warrant Shares deliverable under the Warrant, insert the following -- The undersigned requests that a new warrant certificate substantially identical to the attached Warrant Certificate be issued to the undersigned evidencing the right to purchase the number of
- ---------------
         (1)The Warrant Shares issuable thereunder shall not be delivered within the United States or to or for the benefit of a U.S. Person (as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act")) unless registered under the Securities Act or pursuant to an available exemption from such registration, as set forth in an opinion of counsel, where applicable.

Warrant Shares equal to (x) the total number of Warrant Shares deliverable under the Warrant less (y) the number of Warrant Shares to be delivered in connection with this exercise.]

                                    NAME OF REGISTERED HOLDER
                                    [ADDRESS]
                                    [ADDRESS]
                                    [ADDRESS]

                                    By:
                                         ----------------------------------
                                         Name:
                                         Title:



                                       2.

                                                                         ANNEX C

                           CERTIFICATE OF DESIGNATION
                 OF PREFERENCES OF SERIES B-1 PREFERRED STOCK OF
                          SOMATIX THERAPY CORPORATION,
                             A DELAWARE CORPORATION



                  The undersigned David W. Carter and J. Stephan Dolezalek hereby certify that:

                  (i) They are the duly elected and acting President and Chief Executive Officer and Assistant, respectively, of Somatix Therapy Corporation, a Delaware corporation (the "Corporation").

                  (ii) Pursuant to the authority conferred upon the Board of Directors of the Corporation by paragraph (B) of Article IV of the Corporation's Restated Certificate of Incorporation (the "Certificate"), the Board of Directors of the Corporation on September 23, 1996 adopted the following resolutions creating a series of preferred stock designated as Series B-1 Preferred Stock;

                  WHEREAS, the Certificate provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

                  WHEREAS, the Board of Directors of the Corporation is authorized by the Certificate to determine the powers, rights, preferences, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

                  WHEREAS, the Board of Directors of the Corporation, in that certain Certificate of Designation of Preferences dated June 23, 1995 and filed with the Secretary of State of the State of Delaware on June 27, 1995 (the "Series A Certificate"), designated and fixed the powers, rights, preferences qualifications, limitations and restrictions relating to those series of Preferred Stock known as Series A-1 Preferred Stock (the "Series A-1 Preferred Stock") and Series A-2 Preferred Stock (the "Series A-2 Preferred Stock") (the Series A-1 Preferred Stock and the Series A-2 Preferred Stock shall be jointly referred to herein as the "Series A Preferred Stock");

                  WHEREAS, the Corporation intends to enter into that certain Subscription Agreement (the "Subscription Agreement") pursuant to which it would, among other things, issue shares of Preferred Stock to a certain investor (the "Investor");

                  WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the powers, rights, preferences, qualifications, limitations and restrictions relating to the Series B-1 Preferred Stock and the number of shares constituting, and the designation of, each such series.

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate, the Series B-1 Preferred Stock is hereby created, and the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, such Series B-1 Preferred Stock as follows:

                  1. Designation. The series of preferred stock of the Corporation shall be designated as "Series B-1 Preferred Stock."

                  2. Authorized Number. The number of shares constituting the Series B-1 Preferred Stock shall be thirty-three thousand three hundred thirty-three (33,333) shares. The rights, preferences, restrictions and other matters relating to the Series B-1 Preferred Stock set forth below are subject to the rights, preferences, restrictions and other matters relating to the Series A Preferred Stock but shall be senior in all respects to all other series of Preferred Stock that may be issued by the Corporation from time to time; provided, however, that any series or subseries of Preferred Stock issued to the Investor shall have the same rights, preferences, restrictions and other matters as the Series B-1 Preferred Stock; provided further that in the event the Corporation obtains stockholder approval of the sale of any additional series or subseries of Preferred Stock to the Investor pursuant to the put rights set forth in the Subscription Agreement, the provisions of Section 6(B)(ii) hereof shall not apply to such additional series or subseries. The Board of Directors is also authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  3. Dividend Rights. Subject to the prior dividend rights of holders of Series A Preferred Stock as set forth in the Series A Certificate, the holders of the Series B- 1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Subject to the prior dividend rights of holders of Series A Preferred Stock, the Board of Directors shall not pay any dividend to the holders of the Common Stock unless and until it has paid an equivalent dividend, on a pro rata per share basis, to the holders of the Series B-1 Preferred Stock.


                                       2.

                  4.       Liquidation Preference.

                           (A) In the event of any liquidation, dissolution,
change of control or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series B-1 Preferred Stock or the Common Stock by reason of their ownership thereof, the amount of $25.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on such share for each share of Series A Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                           (B) After payment to the holders of Series A
Preferred Stock of the amounts set forth in 4(A) above, the holders of the Series B-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of One Hundred Fifty Dollars ($150.00) (the "Original Issue Price") per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on such share for each share of Series B-1 Preferred Stock then held by such holder. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                           (C) After payment to the holders of the Series A
Preferred Stock and the Series B-1 Preferred Stock of the amounts set forth in Sections 4(A) and 4(B), respectively, above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

                           (D) For purposes of this Section 4, (i) any
acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation or (iii) any other transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting power is transferred, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle

                                       3.

the holders of Series A Preferred Stock and Series B-1 Preferred Stock to receive at the closing in cash, securities or other property (valued as provided in Section 4(E) below) the amount as specified in Sections 4(A) and 4(B), respectively, above.

                           (E) Whenever the distribution provided for in this
Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:

                                      (i) Securities not subject to investment
         letter or other similar restrictions on free marketability:

                                            (A) If traded on a securities
         exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                                            (B) If actively traded
         over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

                                            (C) If there is no active public
         market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                                    (ii) The method of valuation of securities
         subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                                    (iii) In the event of any bona-fide dispute
         between the Corporation and one or more holders of the Series A Preferred Stock or Series B-1 Preferred Stock as to any fair market value determination under clauses (i)(C) or (ii) above, such dispute shall be resolved through binding arbitration under the rules of the American Arbitration Association, with the arbitration panel consisting of persons familiar with the valuation of public and private entities and such panel being advised, as to such valuation issues, by an investment bank of nationally recognized standing, the costs thereof to be borne by the non-prevailing party.

                  5. Redemption. The Series B-1 Preferred Stock is not redeemable.

                  6. Conversion. The holders of Series B-1 Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):


                                       4.

                            (A) Right to Convert. On and after November 9, 1996,
each such share shall be convertible upon delivery of such shares in accordance with Section 6(C) below on any business day (each a "Conversion Date") at the option of the holder into that number of shares of Common Stock equal to the quotient obtained by dividing (i) the Original Issue Price multiplied by the number of such shares to be converted at such time, by (ii) 101% of the average of the daily volume-weighted average price (the "Conversion Price") of the Common Stock reported by The Nasdaq Stock Market ("Nasdaq") for the forty (40) trading day period (the "Pricing Period") ending two (2) trading days prior to the Conversion Date; provided, however, that the Conversion Price shall in no event exceed 115% of the daily volume-weighted average closing price of the Common Stock as reported by Nasdaq for the first five (5) days of such Pricing Period; provided further, that the minimum number of shares which may be converted at any one time shall be such number of shares of Series B-1 Preferred Stock as shall be convertible in accordance with the formula set forth above into seventy-five thousand (75,000) shares of Common Stock or such lesser number of shares as shall be then outstanding; and provided further, that in the event there is any split, combination, reclassification of or dividend on the Common Stock (an "Event") during the Pricing Period, all pre-Event prices during the Pricing Period shall be adjusted, and calculated, on a post-Event basis.

                            (B) Automatic Conversion. Each share of Series B-1
Preferred Stock shall automatically be converted into Common Stock on the earlier of (i) September 25, 1999, in which event each share of Series B-1 Preferred Stock shall automatically be converted into Common Stock in accordance with the formula set forth in Section 6(A) above using September 25, 1999 as the Conversion Date, or (ii) at such time as the daily volume-weighted average price of the Common Stock as reported by Nasdaq for any consecutive sixty (60) day trading period commencing after March 25, 1997 (the "Premium Period") is greater than 130% of the closing price of the Common Stock as reported by Nasdaq on September 24, 1996, in which event each share of Series B-1 Preferred Stock shall be converted into Common Stock in accordance with the formula set forth in
Section 6(A) above using the sixtieth (60th) trading day of the Premium Period as the Conversion Date; provided, however, that the Conversion Price under
Section 6(B)(ii) shall in no event exceed 130% of the closing price of the Common Stock as reported by Nasdaq on September 24, 1996; and provided further that, in the event the Corporation obtains stockholder approval of the sale of any additional series or subseries of Preferred Stock to the Investor pursuant to the put rights set forth in the Subscription Agreement, this Section 6(B)(ii) shall be null and void and of no further force or effect.

                            (C) Mechanics of Conversion. Before any holder of
Series B-1 Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series B-1 Preferred Stock, and shall give written notice by mail, postage prepaid, or by facsimile, confirmed by mail, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of

                                       5.

Common Stock are to be issued. The Conversion Date shall be the date of such surrender of the Series B-1 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. This Corporation or the transfer agent, if any, for such shares shall, within two (2) business days of the Conversion Date, issue and deliver at such office to such holder of the Series B- 1 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. for purposes of this Section 6, the term "business day" shall mean any day on which banking institutions in the City and State of New York are open for business.

                            (D) Adjustments for Reclassification and
Reorganization. If the Common Stock issuable upon conversion of the Series B-1 Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a merger or other reorganization referred to in Section 4(D) above), the number of shares of such other class or classes of stock into which the Series B-1 Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B-1 Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B-1 Preferred Stock immediately before that change.

                            (E) No Impairment. This Corporation will not, by
amendment of its Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B-1 Preferred Stock against impairment.

                            (F) No Fractional Shares and Certificate as to
Adjustments.

                                      (i) No fractional shares shall be issued
         upon conversion of the Series B-1 Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B-1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.


                                       6.

                                      (ii) Upon the occurrence of any adjustment
         or readjustment of the number of shares of Common Stock into which the Series B-1 Preferred Stock can be converted pursuant to Section 6(D) above, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                           (G) Notices of Record Date. In the event of any
taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series B-1 Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                           (H) Reservation of Stock Issuable Upon Conversion.
This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Series B-1 Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Series B-1 Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B-1 Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                           (I) Notices. Any notice required by the provisions of
this Section 6 to be given to the holders of Series B-1 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at his address appearing on the books of this Corporation.

                  7. Voting Rights. Subject to the rights of the holders of the Series A Preferred Stock as set forth in the Series A Certificate, each holder of shares of Series B-1 Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B-1 Preferred Stock could be converted as of the record date for any action and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein, in the Series A Certificate or as required by law, voting together with the Series A Preferred Stock and Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes

                                       7.

shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B-1 Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

                  8. Status of Converted or Redeemed Stock. In the event any Series B-1 Preferred Stock shall be converted pursuant to Section 6 hereof, the shares so converted shall be promptly canceled after the conversion thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued only as part of a new series or subseries of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                               *      *      *

                  RESOLVED FURTHER, that the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and the Secretary, the Chief Financial Officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer of this Corporation are each authorized to execute, verify, and file a Certificate of Designation of Preferences in accordance with Delaware law.

                                       8.

                  IN WITNESS WHEREOF, the undersigned have executed this certificate on September __, 1996.



                                          -------------------------------------
                                          David W. Carter
                                          President and Chief Executive Officer



                                          -------------------------------------
                                          J. Stephan Dolezalek
                                          Assistant Secretary



                  The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Designation of Preferences and know the contents thereof, and that the statements therein are true.

                  Executed at Alameda, California, on September __, 1996.



                                          -------------------------------------
                                          David W. Carter
                                          President and Chief Executive Officer



                                          -------------------------------------
                                          J. Stephan Dolezalek
                                          Assistant Secretary


                                       9.

                                                                       EXHIBIT A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):   SEPTEMBER 24, 1996


                           SOMATIX THERAPY CORPORATION
               (Exact name of registrant as specified in charter)


         DELAWARE                    0-14758                  94-2762045
(State or Other Jurisdiction       (Commission              (IRS Employer
   of Incorporation)               File Number)           Identification No.)


 950 MARINA VILLAGE PARKWAY, SUITE 100, ALAMEDA, CALIFORNIA      94501
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:   (510) 748-3000



         (Former Name or Former Address, if Changed Since Last Report.)

Item 5.    Other Events

           On September 24, 1996, Somatix Therapy Corporation (the "Company") announced an agreement to sell shares of preferred stock convertible at a premium to market over the prevailing average price of the common stock. The sale will provide an immediate cash infusion of $5.0 million. Subject to certain limitations, the Company will also have the right to sell up to $10 million in additional share of preferred stock on similar terms over the next three years. In connection with the preferred stock financing, the Company issued to the investor a warrant to purchase up to 650,000 shares of common stock at a fixed exercise price representing a premium above the closing price of the Company's common stock on September 24, 1996.

           Subject to certain adjustments and limitations, the preferred stock is convertible into common stock at a premium to the average market price at the time of conversion, not later than September 24, 2002.

           "This financing provides Somatix with the ability to take down up to an additional $10 million at the time of our choosing over the next three years," said David W. Carter, Somatix Chairman and Chief Executive Officer. "I am particularly encouraged with the enthusiasm of our new investors for our multiple gene transfer capabilities we have built at Somatix."

           The securities associated with this transaction have not been registered under the Securities Act of 1933, as amended (the "Act"), and were offered pursuant to the exemption provided by Regulation S thereunder and may not be offered or sold in the United States or to or for the account or benefit of a U.S. person except pursuant to registration under the Act or an available exemption therefrom.

           Coincident with the financing, Somatix has implemented a cost reduction program, delaying a Phase III clinical trial of its Autologous GVAX(TM) Cancer Vaccine and significantly reducing the clinical development staff involved in this program. While the Company remains committed to its cancer gene therapy program, it has determined that the substantial costs associated with large scale clinical trials should be shared with an appropriate corporate partner. Somatix will continue to accrue Phase I/II clinical data on the autologous vaccine as well as further pursue discussions with potential clinical partners.

           "I want to underline Somatix's commitment to cancer gene therapy, which continues to be our most advanced therapeutics area," stated David W. Carter. "However, we have other product candidates moving into the clinic and believe it is more prudent to spread our resources across multiple therapeutic programs. We will continue to generate GVAX data with our clinical collaborators and move into pivotal efficacy trials when we have a corporate collaborator."

           Somatix Therapy Corporation is a leader in the emerging field of gene therapy. The company's mission is to research, develop and commercialize proprietary processes for the genetic modification of cells and their use in the treatment of human disease. Somatix's strategic assets include its multiple gene transfer systems, broad-based intellectual property, and product development programs focused on cancer, neural diseases, and inherited genetic disorders.


                                       2.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)    Financial Statements.

           The registrant has determined that no financial statements are required to be filed pursuant to this item.

           (b)    Pro Forma Financial Information.

           The registrant has determined that no pro forma financial information is required to be filed pursuant to this item.

           (c)    Exhibits.

           None.

                                       3.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 25, 1996              SOMATIX THERAPY CORPORATION
                                              (Registrant)


                                       By:      /s/ J. STEPHAN DOLEZALEK
                                       Name:    J. Stephan Dolezalek
                                       Title:   Assistant Secretary


                                       4.